EXHIBIT 21
                                  Subsidiaries


We own 100% of all of our subsidiaries.

The following subsidiaries are incorporated in Delaware:

Aftersoft Network N.A., Inc.
         AFS Warehouse Distribution Management, Inc.
         AFS Tire Management, Inc.
         AFS Autoservice, Inc.

Aftersoft Software, Inc.

The following are UK companies:

MAM Software Limited

EXP Software Limited
         MMI Automotive Limited
         ANKA Design Limited
         Dealer Software and Services Limited

Aftersoft Dealer Software Limited